UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934
December 21, 2017
 Date of Report (date of earliest event reported)
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OpGen, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification Number)

708 Quince Orchard Road, Suite 205
Gaithersburg, MD 20878
(Address of principal executive offices)
(240) 813-1260
(Registrant's telephone number, including area code)
Not Applicable
 (Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 3.01   —   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed by OpGen, Inc. (the "Company"), on June 20, 2017 the Listing Qualifications Staff (the "Staff") of The Nasdaq Stock Market LLC ("Nasdaq") notified the Company that the closing bid price of the Company's common stock had, for 30 consecutive business days preceding the date of such notice, been below the $1.00 per share minimum required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Marketplace Rule 5550(a)(2) (the "Minimum Bid Price Rule"). In accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until December 18, 2017, to regain compliance.
On December 21, 2017, the Company received written notification (the "December Notice") from the Staff indicating that, based upon (i) the Company's continued non-compliance with the Minimum Bid Price Rule and (ii) the Company's inability to meet The Nasdaq Capital Market initial listing requirements, specifically maintaining a minimum of stockholders' equity, the Staff had determined that the Company was not eligible for an additional 180 day extension to meet the Minimum Bid Price Rule.
As a result, the Staff had determined to delist the Company's securities from Nasdaq, effective January 2, 2018, unless the Company timely requested a hearing before the Nasdaq Hearings Panel (the "Panel"). On December 21, 2017, the Company submitted a request for a hearing before the Panel, which request stayed any suspension or delisting action by Nasdaq at least until the hearing process concludes and any extension granted by the Panel expires. An oral hearing has been scheduled for February 8, 2018.
The December Notice has no immediate effect on the listing of the Company's common stock or listed warrants to purchase shares of common stock at this time.  The Company's common stock will continue to trade on the Nasdaq Capital Market under the symbol "OPGN" and the listed common stock warrants will continue to trade on the Nasdaq Capital Market under the symbol "OPGNW."
There can be no assurances that the Panel will grant the Company's request for continued listing or that the Company will be able to evidence compliance with all applicable requirements for continued listing on The Nasdaq Capital Market within any extension of time that may be granted by the Panel. If the Company's common stock is delisted, it could be more difficult to buy or sell the Company's common stock or to obtain accurate quotations, and the price of the Company's common stock could suffer a material decline. Delisting could also impair the Company's ability to raise capital.
On December 18, 2017, the Company filed a proxy statement for a Special Meeting of Stockholders to be held on January 17, 2018 at 10:00 a.m.  The purpose of the stockholders' meeting is to seek approval for a reverse stock split of the Company's common stock to assist the Company in regaining compliance with the Minimum Bid Price Rule.  In addition, the Company has filed a registration statement related to an anticipated financing transaction in the first quarter of 2018.
A registration statement relating to the securities to be offered in the anticipated financing transaction described above has been filed with the Securities and Exchange Commission, but has not yet become effective.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
OpGen, Inc.

Date: December 26, 2017	By:	/s/ Timothy C. Dec
Timothy C. Dec Chief Financial Officer